Exhibit 99.1
Investor Relations Contacts:
Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1206
Email: jgoldberger@kcsa.com / rfink@kcsa.com
NTELOS Holdings Corp. Reports Third Quarter 2014 Results

–Tenth Consecutive Quarter of Positive Net Postpay Adds
–Launched Equipment Installment Plan in August 2014
WAYNESBORO, Va. – October 31, 2014 – NTELOS Holdings Corp. (the “Company,” NASDAQ: NTLS), a leading regional provider of nationwide wireless voice and data communications announced today operating and financial results for its third quarter ended September 30, 2014.
Third Quarter 2014 Operational Update

•	Expanded 4G LTE network to cover 3.2 million of 6.0 million total covered POPs in footprint as of September 30, 2014;

•	Successfully introduced Equipment Installment Plan ("EIP") on August 15, 2014 with program gaining increasing popularity;

•
Operating revenues were $119.6 million for the third quarter 2014; compared to $130.9 million (or $121.9 million when excluding the one-time Strategic Network Alliance (“SNA”) settlement) for the third quarter 2013, reflecting an increase in retail revenues and wholesale revenues consistent with our expectations following the May 2014 signing of the Sprint SNA amendment; and

•	Adjusted EBITDA was $32.8 million for the third quarter 2014, compared to $45.6 million (or $36.0 million when excluding the one-time impact from the SNA settlement) for the third quarter 2013.

“In what continues to be a challenging competitive environment, nTelos is focused on executing on our partnership with Sprint and strengthening our retail sales operations. The launch of our EIP midway through the third quarter helped us achieve our tenth consecutive quarter of positive net postpay adds and our thirteenth consecutive quarter of positive total net ports,” said Michael A. Huber, Chairman of the Board of NTELOS Holdings Corp. “We are also working diligently to improve our processes, drive additional operational efficiencies and optimize our retail offerings. Overall, we remain optimistic that nTelos is on track to execute our strategic objectives.”
Subscriber Update
Total Subscribers

•	Total subscribers were 457,200 as of September 30, 2014, compared to 457,100 for the same period of 2013;

•	Total subscriber gross additions for the third quarter 2014 were 41,400, compared to 44,500 for the same period of 2013; and

•	Total net subscriber additions (losses) for the third quarter 2014 were (900), compared to 2,300 for the same period of 2013.
Postpay Subscribers

•	Postpay subscriber gross additions for the third quarter 2014 were 20,800, compared to 20,000 for the third quarter 2013 and 20,400 for the second quarter 2014;

•	Net postpay subscriber additions were 1,900 for the third quarter 2014, compared to 400 for the third quarter 2013 and 3,300 for the second quarter 2014;

•	Postpay churn for the third quarter 2014 was 2.0%, compared to 2.2%, for the third quarter 2013;

•	ARPA was $134.18 for the third quarter 2014, compared to $136.91 for the same period in 2013; and

•	As of September 30, 2014, total postpay subscribers were 310,200.
Prepay Subscribers

•	Prepay subscriber gross additions for the third quarter 2014 were 20,600, compared to 24,500 for the third quarter 2013 and 18,600 for the second quarter 2014;

•	Net prepay subscriber additions (losses) were (2,800) for the third quarter 2014, compared to 1,900 for the third quarter 2013 and (2,900) for the second quarter 2014;

•	Prepay churn for the third quarter 2014 was 5.3%, compared to 4.8% for the third quarter 2013; and

•	As of September 30, 2014, total prepay subscribers were 147,000.
Net Income
Net income after net income attributable to noncontrolling interests was $0.8 million, or $0.04 per diluted share, for the third quarter 2014, compared to $10.6 million, or $0.48 per diluted share, for the third quarter 2013.
Business Outlook
For the year ending December 31, 2014, the Company is narrowing its full year 2014 Adjusted EBITDA guidance to between $128.0 million and $132.0 million and lowering its full year 2014 capital expenditures guidance to be approximately $105.0 million.
Conference Call
The Company will host a conference call with investors and analysts to discuss its third quarter 2014 results this morning, October 31, 2014, at 10:00 a.m. ET. To participate, please dial 1-888-317-6002, 1-855-669-9657 in Canada and 1-412-317-1083 for international, approximately 10 minutes before the scheduled start of the call. The conference call and accompanying presentation will also be accessible live on the Investor Relations section of the Company’s website at http://ir.ntelos.com.
An archive of the conference call will be available online at http://ir.ntelos.com beginning approximately one hour after the call. A replay will also be available via telephone by dialing 1-877-344-7529, 1-855-669-9658 in Canada or 1-412-317-0088 internationally and entering access code 10049798 beginning approximately one hour after the call and continuing until November 14, 2014.
Non-GAAP Measures
Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, gain/loss on sale of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs, net loss from discontinued operations, adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis and acquisition related charges.
ARPA, or average monthly revenue per account, is computed by dividing service revenues per period by the average number of accounts during that period. Please see the footnotes in the exhibits for a complete definition of this measure.

Adjusted EBITDA is a key metric used by investors to determine if the Company is generating sufficient cash flows to continue to produce shareholder value and provide liquidity for future growth. ARPA provides management with useful information concerning the appeal of the Company’s postpay rate plans and service offerings and the Company’s performance in attracting and retaining high value customers.
Adjusted EBITDA and ARPA are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Please refer to the exhibits and materials posted on the Company’s website for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.
About NTELOS
NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as “nTelos Wireless,” is headquartered in Waynesboro, VA, and provides high-speed, dependable nationwide voice and data coverage for approximately 457,200 retail subscribers based in Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company’s licensed territories have a total population of approximately 8.0 million residents, of which its wireless network covers approximately 6.0 million residents. The Company is also the exclusive wholesale provider of network services to Sprint Corporation in the western Virginia and West Virginia portions of its territories for all Sprint CDMA and LTE wireless customers.
FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. There are important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements. We advise the reader to review in detail the cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K.
Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Income

•	Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

•	Key Metrics

•	ARPA Reconciliation – Postpay

NTELOS Holdings Corp.

Condensed Consolidated Balance Sheets

	(Unaudited)	(Unaudited)
(In thousands)	September 30, 2014	December 31, 2013
ASSETS
Current Assets
Cash	$105,788	$88,441
Restricted cash	2,167	2,167
Accounts receivable, net	38,737	37,741
Inventories and supplies	19,655	23,962
Deferred income taxes	8,522	10,650
Prepaid expenses	11,951	15,891
Other current assets	935	4,916
	187,755	183,768
Securities and Investments	1,522	1,499
Property, Plant and Equipment, net	335,637	319,376
Intangible Assets
Goodwill	63,700	63,700
Radio spectrum licenses	131,825	131,834
Customer relationships and trademarks, net	5,282	6,985
Deferred Charges and Other Assets	11,539	9,089
Total Assets	$737,260	$716,251
LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$5,835	$5,410
Accounts payable	30,537	24,748
Dividends payable	—	9,034
Accrued expenses and other current liabilities	39,943	40,399
	76,315	79,591
Long-Term Debt	520,779	484,956
Other Long-Term Liabilities	110,242	107,911
Equity	29,924	43,793
Total Liabilities and Equity	$737,260	$716,251

NTELOS Holdings Corp.

Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(In thousands, except per share amounts)	2014	2013	2014	2013
Operating Revenues	$119,638	$130,912	$359,515	$370,116
Operating Expenses
Cost of sales and services	56,881	49,580	159,963	141,020
Customer operations	25,381	26,502	78,383	78,321
Corporate operations	8,580	10,850	31,610	31,294
Depreciation and amortization	18,473	16,559	57,469	55,458
Gain on sale of intangible assets	—	—	—	(4,442)
	109,315	103,491	327,425	301,651
Operating Income	10,323	27,421	32,090	68,465
Other Expense
Interest expense	(8,371)	(7,480)	(24,644)	(22,232)
Other expense, net	(29)	(430)	(1,194)	(649)
	(8,400)	(7,910)	(25,838)	(22,881)
Income before Income Taxes	1,923	19,511	6,252	45,584
Income Taxes	767	8,340	2,517	18,464
Net Income	1,156	11,171	3,735	27,120
Net Income Attributable to Noncontrolling Interests	(352)	(588)	(1,161)	(1,658)
Net Income Attributable to NTELOS Holdings Corp.	$804	$10,583	$2,574	$25,462
Earnings per Share Attributable to NTELOS Holdings Corp.:
Basic	$0.04	$0.50	$0.12	$1.21
Weighted average shares outstanding - basic	21,119	21,047	21,100	20,987
Diluted	$0.04	$0.48	$0.12	$1.17
Weighted average shares outstanding - diluted	21,894	21,910	21,706	21,708
Cash Dividends Declared per Share - Common Stock	$—	$0.42	$0.84	$1.26

NTELOS Holdings Corp.

Reconciliation of Net Income Attributable to NTELOS Holdings Corp. to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2014	2013	2014	2013
Net income attributable to NTELOS Holdings Corp.	$804	$10,583	$2,574	$25,462
Net income attributable to noncontrolling interests	352	588	1,161	1,658
Net income	$1,156	$11,171	$3,735	$27,120
Interest expense	8,371	7,480	24,644	22,232
Income taxes	767	8,340	2,517	18,464
Other expense, net	29	430	1,194	649
Operating income	10,323	27,421	32,090	68,465
Depreciation and amortization	18,473	16,559	57,469	55,458
Gain on sale of intangible assets	—	—	—	(4,442)
Accretion of asset retirement obligations	280	135	926	451
Equity-based compensation	(403)	1,442	2,191	4,223
SNA straight-line adjustment [1]	3,065	—	5,108	—
Other [2]	1,040	1	3,279	—
Adjusted EBITDA	$32,778	$45,558	$101,063	$124,155

[1]	Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis.

[2]	Other includes legal and advisory fees related to Amended and Restated Sprint agreement and certain employee separation charges.

NTELOS Holdings Corp.

Key Metrics

						Nine Months Ended
Quarter Ended:	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014	9/30/2013	9/30/2014
Subscribers
Beginning Subscribers	454,800	457,100	464,600	468,000	458,100	439,600	464,600
Postpay	298,700	298,000	306,700	306,800	308,200	297,400	306,700
Prepay	156,100	159,100	157,900	161,200	149,900	142,200	157,900
Gross Additions	44,500	50,800	45,400	39,000	41,400	133,100	125,800
Postpay	20,000	28,700	20,200	20,400	20,800	56,500	61,400
Prepay	24,500	22,100	25,200	18,600	20,600	76,600	64,400
Disconnections[1]	42,200	43,300	42,000	38,600	42,300	115,600	122,900
Postpay	19,600	19,800	19,900	17,100	18,900	52,600	55,900
Prepay	22,600	23,500	22,100	21,500	23,400	63,000	67,000
Net Additions (Losses)[1]	2,300	7,500	3,400	400	(900)	17,500	2,900
Postpay	400	8,900	300	3,300	1,900	3,900	5,500
Prepay	1,900	(1,400)	3,100	(2,900)	(2,800)	13,600	(2,600)
Ending Subscribers [1]	457,100	464,600	468,000	458,100	457,200	457,100	457,200
Postpay	298,000	306,700	306,800	308,200	310,200	298,000	310,200
Prepay	159,100	157,900	161,200	149,900	147,000	159,100	147,000
Churn, net [1]	3.1%	3.1%	3.0%	2.8%	3.1%	2.8%	2.9%
Postpay	2.2%	2.2%	2.2%	1.8%	2.0%	2.0%	2.0%
Prepay	4.8%	4.9%	4.6%	4.5%	5.3%	4.6%	4.8%
Other Items
ARPA Statistics
ARPA	$136.91	$136.89	$137.47	$137.20	$134.18	$133.64	$136.27
Ending Postpay Accounts	140,200	141,200	138,400	140,500	142,100	140,200	142,100
Postpay Subscribers per Account	2.1	2.2	2.2	2.2	2.2	2.1	2.2
Strategic Network Alliance Revenues (000’s) [2]
Billed Revenue	$48,644	$39,326	$39,284	$37,997	$38,144	$128,403	$115,425
Straight-Line Adjustment	—	—	—	(2,043)	(3,065)		(5,108)
Spectrum Lease Consideration	—	—	—	822	1,234		2,056
SNA Revenues - As Reported	$48,644	$39,326	$39,284	$36,776	$36,313	$128,403	$112,373
Network Statistics
Licensed Population (millions)	7.9	8.0	8.0	8.0	8.0	7.9	8.0
Covered Population (millions)	6.0	6.0	6.0	6.0	6.0	6.0	6.0
Total Cell Sites	1,434	1,444	1,444	1,445	1,446	1,434	1,446

¹
During the second quarter, the Company terminated approximately 2,100 postpay subscribers that repeatedly exceeded their terms and conditions relating to permitted usage. Additionally, the Company changed its business rules related to reporting of long-term, non-revenue prepay subscribers. This change resulted in approximately 8,200 prepay subscribers being excluded from our ending subscriber base. The impact of these Company-initiated terminations and change in business rules is reflected in our ending subscriber totals as of June 30, 2014, and is not reflected in our disconnections, net additions and churn calculations for the periods ended June 30, 2014.

²
Effective 5/1/14, SNA Revenues include the impact of recognizing the fixed fee element of SNA contract revenues on a straightline basis, which is a reduction of billed revenue, and the non-cash consideration attributable to spectrum leases. We have recognized an equal charge for spectrum lease expense within cost of sales and services.

NTELOS Holdings Corp.

ARPA Reconciliation – Postpay
Average Monthly Revenue per Account (ARPA) 1

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except for accounts and ARPA)	2014	2013	2014	2013
Operating revenues	$119,638	$130,912	$359,515	$370,116
Less: prepay service revenues	(15,521)	(16,478)	(48,687)	(48,344)
Less: equipment revenues	(9,802)	(6,540)	(23,853)	(18,673)
Less: wholesale and other adjustments	(37,231)	(50,142)	(115,149)	(132,229)
Postpay service revenues	$57,084	$57,752	$171,826	$170,870
Average number of postpay accounts	141,800	140,600	140,100	142,100
Postpay ARPA	$134.18	$136.91	$136.27	$133.64

¹
Average monthly revenue per account (ARPA) is computed by dividing postpay service revenues per period by the average number of postpay accounts during that period. ARPA as defined may not be similar to ARPA measures of other companies, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s consolidated statements of operations. The Company closely monitors the effects of new rate plans and service offerings on ARPA in order to determine their effectiveness. ARPA provides management useful information concerning the appeal of NTELOS rate plans and service offerings and the Company’s performance in attracting and retaining high-value customers.